EXHIBIT 99.10

From: Costabile, Tom
Sent: Friday, October 03, 2008 10:07 AM
To: Klinger, Mike; Friedman, Richard
Subject: FW: Adoption of Severance Policy for EDC (USA) LLC

Gentlemen,

Thanks,

Tommy
_____________________________________________

Thomas Costabile
President and Chief Operating Officer
Entertainment Distribution Company
825 Eighth Avenue, 23rd Floor
New York, NY 10019
212-333-8483
Tom.costabile@edcllc.com

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From: Bailey, Clarke
Sent: Friday, October 03, 2008 10:04 AM
To: Cliff Bickell; Donald Bates; Horace Sibley; Peter Gilson; Ray Ardizzone; Skip Speaks; tom.costabile@edcllc.com
Cc: Kerin Williamson
Subject: Adoption of Severance Policy for EDC (USA) LLC

Gentlemen,

We have been advised by counsel that we should codify our severance guidelines into a policy that is consistent with ERISA guidelines.  The economics of this policy are identical to those we shared with the board in the presentation of Project Sapphire at the meeting in Gastonia, NC. Attached is the policy along with a written resolution to approve it.  If you have any questions, please call either me or Tom Costabile.  Otherwise please execute the written resolution and fax a copy to 212-333-8455 and mail the original to Kerin Williamson.

Thanks for the help.

All the best,

Clarke
______________________________________________
Chairman
Entertainment Distribution Company